UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
______________________

Date of Report (Date of earliest event reported): May 21, 2020

GERMAN AMERICAN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Indiana
(State or other jurisdiction of incorporation)

001-15877		35-1547518
(Commission File Number)		(IRS Employer Identification No.)
711 Main Street
Jasper,	Indiana	47546
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (812) 482-1314

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[☐]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[☐]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[☐]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[☐]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [☐]
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	GABC	NASDAQ Global Select Market

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)     Material Compensatory Plans, Contracts or Arrangements.
German American Bancorp, Inc. 2019 Employee Stock Purchase Plan. The German American Bancorp, Inc. Amended and Restated 2019 Employee Stock Purchase Plan (the “Plan”) was adopted by the Board of Directors (the “Board”) of German American Bancorp, Inc. (the “Company”) on March 2, 2020. The Plan was approved and adopted by the shareholders of the Company at its 2020 annual meeting of shareholders held on May 21, 2020. The Plan amends and restates the German American Bancorp, Inc. 2019 Employee Stock Purchase Plan effective as of October 1, 2019 (the “Prior Plan”) in its entirety.
The effective date of the Plan will be July 1, 2020, with the first offering period thereunder commencing on such date. The purpose of the Plan is to provide eligible employees of the Company and its subsidiaries the opportunity to invest in the Company through convenient payroll contributions.
The following summary of the key features of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, which is set forth in Exhibit 10.1 to this Current Report.
Options to Purchase Shares in Offerings. The Plan provides a series of 3-month offering periods, commencing on the first day and ending on the last trading day of each calendar quarter, for the purchase of the Company’s common stock by participating employees. A total of 750,000 common shares will be reserved for issuance under the Plan (inclusive of the shares issued under the Prior Plan prior to the effective date of the Plan). The Plan will continue until September 30, 2029, or, if earlier, until all of the shares of common stock allocated to the Plan have been purchased. The Compensation/Human Resources Committee of the Board (the “Committee”) has the authority to change the duration and/or frequency of the offering periods. However, in no event shall any option granted under the Plan be exercisable more than twenty-seven (27) months from its grant date.
Eligibility. All employees of the Company and its participating subsidiaries who have been employed for at least six months as of the first day of the offering are eligible to participate in the Plan.
Purchase of Shares. Prior to each offering period, eligible employees would be entitled to elect to have a specified percentage of their eligible cash compensation deducted from their pay. The Committee will establish the maximum percentage that any one employee may have deducted. No participant may be granted an option under the Plan if such option would entitle the participant to purchase common shares having a market value in excess of the amount specified by the Committee or if, immediately after an option is granted under the Plan, the employee owns more than 5% of the total combined voting power or value of all classes of shares of the Company or of any parent or subsidiary of the Company. In no event will a participant be allowed to purchase more than $25,000 in Fair Market Value (as defined below under “Price” and based upon the grant date) of the Company’s common shares under the Plan, and any other stock purchase plan maintained by the Company or a parent or subsidiary of the Company that is qualified under Internal Revenue Code Section 423, for any one calendar year. Participants may increase, decrease or suspend their payroll deductions one time each offering period and may withdraw the balance of their payroll deduction account at any time during each offering period. At the end of each offering period, the balance of each participant’s payroll deduction account will be applied towards the purchase of common shares. All shares purchased will be credited in book-entry form to a separate share account for each participant.
Price. The price at which the shares will be deemed to have been purchased under each offering (the “option price”) will be determined by the Committee, and will be an amount in the range from ninety five percent (95%) and one hundred percent (100%) of the Fair Market Value of the Company’s common shares on the last trading day of the offering period. If the Committee for any reason should fail to determine the price for any offering within the percentage range specified by the preceding sentence for any offering, the percentage shall be ninety-five percent (95%). “Fair Market Value” of a common share on a given date means the Nasdaq Official Closing Price (or similar closing price information if The Nasdaq Stock Market LLC (Nasdaq) no longer makes available a figure called the Nasdaq Official Closing Price) on such date (“NOCP”), or if no NOCP is furnished by Nasdaq for the Company’s common shares on such date, the NOCP of a common share on the most recent day on which Nasdaq has furnished an NOCP for the common shares. If the Company’s common shares are not listed on any given date on the Nasdaq Global Select Market or similar market for which an NOCP (or similar closing price) is furnished by Nasdaq, then “Fair Market Value” is defined as the fair market value of a share on such date as determined in good faith by the Committee.
Administration. The Board has delegated administration of the Plan to the Committee. The Committee has the authority, subject to the terms of the Plan, to (i) adopt, alter, and repeal administrative rules and practices governing the Plan; (ii) interpret the terms and provisions of the Plan; and (iii) otherwise supervise the administration of the Plan.
Item 5.03. Amendments to Articles of Incorporation or Bylaws.

On March 2, 2020, the Board, upon the recommendation of its Governance/Nominating Committee, authorized and approved, and recommended that the Company’s shareholders approve, an amendment and restatement of the Company’s Articles of Incorporation (the “Articles”) in order to provide shareholders with the right to amend the Company’s Bylaws. The Amended and Restated Articles of Incorporation of German American Bancorp, Inc. (the “Amended Articles”) were approved by the shareholders of the Company at the annual meeting held on May 21, 2020. The proposal relating to the Articles amendment was disclosed in the Company’s proxy statement for such meeting, which was filed with the Securities and Exchange Commission on April 6, 2020.
The Amended Articles, which became effective on May 22, 2020 (the date upon which they were approved for filing by the Indiana Secretary of State), are attached hereto as Exhibit 3.1 and incorporated herein by reference.
Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)    The Company held its annual meeting of shareholders on May 21, 2020.

(b)    At the close of business on March 12, 2020, the record date for the annual meeting, 26,671,368 of the Company’s common shares were issued and outstanding. Matters voted upon at the annual meeting were as follows:

1.Election of four (4) directors to serve until the 2023 annual meeting of shareholders;
2.Approval of the Company’s Amended and Restated Articles of Incorporation, providing shareholders the right to amend the Company’s Bylaws;
3.Approval and adoption of the German American Bancorp, Inc. Amended and Restated 2019 Employee Stock Purchase Plan, amending certain terms of the original plan;
4.Approval, on an advisory basis, of the compensation of the Company’s executive officers named in the compensation disclosures in the annual meeting proxy statement; and
5.Approval, on an advisory basis, of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.
The final results of the votes taken at the annual meeting were as follows:

Proposal 1 - Election of four (4) directors to serve until the 2023 annual meeting of shareholders:

Director’s Name	Votes For	Votes Withheld	Broker Non-Votes
Chris A. Ramsey	16,945,489	712,398	4,954,504
M. Darren Root	17,316,125	341,762	4,954,504
Mark A. Schroeder	17,344,228	313,659	4,954,504
Jack W. Sheidler	17,325,479	332,408	4,954,504

Each director nominee was elected to the Company’s Board of Directors by a plurality of the votes cast among all nominees.

Proposal 2 - Approval of the Company’s Amended and Restated Articles of Incorporation, providing shareholders the right to amend the Company’s Bylaws:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
17,528,256	59,708	69,923	4,954,504

The approval of the Company’s Amended and Restated Articles of Incorporation, providing shareholders the right to amend the Company’s Bylaws, was approved by a majority of the votes cast.

Proposal 3 - Approval and adoption of the German American Bancorp, Inc. Amended and Restated 2019 Employee Stock Purchase Plan, amending certain terms of the original plan:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
17,371,253	101,772	184,862	4,954,504

The approval and adoption of the German American Bancorp, Inc. Amended and Restated 2019 Employee Stock Purchase Plan, amending certain terms of the original plan, was approved by a majority of the votes cast.

Proposal 4 - Approval, on an advisory basis, of the compensation of the Company’s executive officers named in the compensation disclosures in the annual meeting proxy statement:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
16,919,307	415,305	323,276	4,954,504

The compensation of the Company’s executive officers was approved by a majority of the votes cast.

Proposal 5 - Approval, on an advisory basis, of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for 2020:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
22,423,028	84,977	104,386

The appointment of Crowe LLP as the Company’s independent registered public accounting firm for 2020 was approved by a majority of the votes cast.

(c)    Not applicable.

(d)    Not applicable.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of German American Bancorp, Inc.

10.1	German American Bancorp, Inc. Amended and Restated 2019 Employee Stock Purchase Plan

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2020	By:	GERMAN AMERICAN BANCORP, INC. /s/ Mark A. Schroeder
Mark A. Schroeder, Chairman and Chief Executive Officer